UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2023

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40923	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Franklin BSP Realty Trust, Inc. (the “Company”) was held on May 31, 2023.

At the Annual Meeting, stockholders voted on (i) the election of Pat Augustine, Richard J. Byrne, Joe Dumars, Jamie Handwerker, Peter J. McDonough, Buford H. Ortale and Elizabeth K. Tuppeny to the Company’s Board of Directors for one-year terms until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) an amendment to the Company’s Articles of Amendment and Restatement to eliminate supermajority voting requirements; (iii) an advisory vote on the compensation of the Company’s Named Executive Officers and (iv) an advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

The final results for each of these matters are as follows:

Proposal No. 1 - Election of Directors

Each of the following directors was elected to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Pat Augustine	43,197,370	750,714	225,828	12,809,314
Richard J. Byrne	43,084,025	875,604	214,283	12,809,314
Joe Dumars	43,546,212	402,594	225,106	12,809,314
Jamie Handwerker	43,208,986	746,228	218,698	12,809,314
Peter J. McDonough	40,548,936	3,403,214	221,762	12,809,314
Buford H. Ortale	43,145,649	802,985	225,278	12,809,314
Elizabeth K. Tuppeny	43,089,996	876,726	207,190	12,809,314

Proposal No. 2 – Amendment to the Company’s Articles of Amendment and Restatement to eliminate supermajority voting requirements:

Because Proposal No. 2 failed to receive the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote at the Annual Meeting, the proposal was not approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,286,608	620,705	266,599	12,809,314

Proposal No. 4 – Advisory Vote on the Compensation of the Company’s Named Executive Officers:

The proposal was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,793,099	9,017,352	363,461	12,809,314

Proposal No. 5 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers:

Votes For Every Year	Votes For Every Two Years	Votes for Every Three Years	Votes Abstained
43,081,933	170,238	657,498	264,243

In light of the voting results on Proposal No. 5, the Company’s Board of Directors determined to hold an advisory vote on the compensation of the Company’s Named Executive Officers every year. The Board of Directors will reevaluate this determination after the next advisory vote on the frequency of advisory votes on executive compensation.

* * *

The Company’s Board of Directors withdrew the proposal regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and as a result no vote was taken on that proposal. As previously disclosed, following the Annual Meeting the Audit Committee of the Company’s Board of Directors approved a change in the Company’s auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

Date: June 6, 2023